UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	The information set forth under Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

(e)     On March 29, 2019, Shutterfly, Inc. (the “Company”) entered into a Transition Agreement (the “Transition Agreement”) for transition services through October 15, 2019 (the “Transition Period”) with Michael Meek, who will be stepping down from his role as the President and Chief Executive Officer of Lifetouch Inc. (“Lifetouch”) to pursue other activities. The Company has initiated efforts to identify a new President of Lifetouch.

Pursuant to the Transition Agreement, Mr. Meek’s termination of employment constitutes “Good Reason” (as defined in Mr. Meek’s Change in Control Severance Agreement (the “CIC Agreement”)) and he will receive his base salary as currently in effect while he provides services during the Transition Period. Upon Mr. Meek’s termination of employment at the end of the Transition Period, or if prior to the end of the Transition Period, Mr. Meek’s employment with the Company is terminated by the Company other than for Cause (as defined in the CIC Agreement), Mr. Meek shall be entitled to receive: (a) a lump sum cash payment equal to two (2) times the sum of (i) his base salary, plus (ii) his target incentive bonus at the time of the Lifetouch acquisition, (b) a lump sum cash payment equal to the applicable employer portion of health benefit and insurance premium payments for 24 months; and (c) 12 months of executive-level outplacement services with a provider selected by the Company. As provided in his January 12, 2018 Offer Letter with the Company (which was filed with the Securities and Exchange Commission as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018), Mr. Meek will be entitled to a prorated portion of the retention bonus he was granted, based on the number of months Mr. Meek is employed by Lifetouch and Shutterfly following the effective date of the Lifetouch acquisition. Mr. Meek is required to sign a release of claims to receive the payments and acceleration benefits described above.

Pursuant to the terms of certain obligations the Company assumed in its acquisition of Lifetouch and upon separation of employment, Mr. Meek will be entitled to the accelerated vesting of phantom stock awards made by Lifetouch in September 2017; this payment will be made on or about December 15, 2019.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the CIC Agreement detailing the terms of Mr. Meek’s severance benefits upon a change in control is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Copies of the phantom stock unit agreements detailing the obligations the Company assumed in its acquisition of Lifetouch are filed as Exhibit 99.3 and Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Transition Services Agreement dated March 29, 2019 by and between Shutterfly, Inc. and Michael Meek.

99.2	Change in Control Severance Agreement dated August 21, 2017 by and between Lifetouch Inc. and Michael Meek.

99.3	Performance-Based Phantom Stock Unit Agreement dated September 29, 2017 between Lifetouch Inc. and Michael Meek.

99.4	Time-Based Phantom Stock Unit Agreement dated September 29, 2017 between Lifetouch Inc. and Michael Meek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring
Vice President and General Counsel

Date: April 4, 2019